UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 1, 2010

Superconductor Technologies Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21074	77-0158076
(State or Other Jurisdiction	Commission File Number	(IRS Employer
of Incorporation)		Identification No.)

460 Ward Drive, Santa Barbara, CA		93111
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (805) 690-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

     This Form 8-K/A (the “Corrected Report”) amends and restates in its entirety our current report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 3, 2010 (the “Original Report”). Due to a filing error, the Registrant's Original Report inadvertently included text from a prior current report on Form 8-K that was originally filed with the SEC on April 2, 2010. The Corrected Report contains the intended Form 8-K filing disclosure in its entirety including the original Exhibit 99.1.

Item 8.01. Other Events

     On September 1, 2010, Superconductor Technologies Inc. (the “Company”) issued a press release announcing the closing of an underwritten public offering of its common stock. The Company sold 4,000,000 shares of its common stock at $1.50 per share resulting in net proceeds to the Company of approximately $5.3 million. The Company has granted the underwriters a 45-day option to purchase up to an additional 600,000 shares of the Company’s common stock to cover over-allotments, if any.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits
(d)
Exhibit 99.1.	Press Release, dated September 1, 2010, announcing closing of public offering of common stock.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Superconductor Technologies Inc.

Dated: September 7, 2010	By:	/s/ WILLIAM J. BUCHANAN

William J. Buchanan
Vice President and Chief Financial Officer